Exhibit 8(a)(4): Amendment No. 3 to the Participation Agreement among The Alger American Fund, Fred Alger Management, Inc. and United of Omaha Life Insurance Company.

                                 AMENDMENT NO. 3

This is an Amendment to the Participation Agreement (Agreement) dated June 1, 1995, among The Alger American Fund (the Fund), Fred Alger Management, Inc. (the Adviser) and United of Omaha Life Insurance Company (the Company). This Amendment is effective November 22, 2002.

The Fund, Adviser and the Company hereby agree to replace the Schedule A of the Agreement by inserting the following in its entirety:

                                   Schedule A
                                   ----------
Name of Separate Account   Contracts Funded by   Designated Portfolios
and Date Established by    Separate Account
Board of Directors

United of Omaha Life       6090L-0595            Alger American Small
Insurance Company          6500L-0898            Capitalization Portfolio
Separate Account C
(12-1-93)                  6880L-1101            Alger American Growth Portfolio
(Variable Annuities)       6980L-1002

United of Omaha Life       6347L-0697            Alger American Small
Insurance Company          6387L-1197            Capitalization Portfolio
Separate Account B
(8-27-96)                                        Alger American Growth Portfolio
(Variable Life)

Signed by the parties:

                                        United of Omaha Life Insurance Company
                                        By its authorized officer


                                        By:     /s/ Richard A. Witt
                                           -------------------------------------
                                        Title:  Executive Vice President
                                              ----------------------------------
                                        Date:   4/21/03
                                             -----------------------------------

                                        The Alger American Fund
                                        By its authorized officer


                                        BY:     /s/ Gregory S. Duch
                                           -------------------------------------
                                        Title:  Treasurer
                                              ----------------------------------
                                        Date:
                                             -----------------------------------

                                        Fred Alger Management, Inc.
                                        By its authorized officer


                                        BY:     /s/ Gregory S. Duch
                                           -------------------------------------
                                        Title:  Executive Vice President
                                              ----------------------------------
                                        Date:
                                             -----------------------------------